Exhibit 10.6
Translated from Hebrew

AGREEMENT

Executed and signed on this 5th day of October, 2006

BETWEEN:	Del-Ta Engineering Equipment Ltd.
(Company No. 510463482)
of 8 Shaul Hamelech, Boulevard, Tel Aviv
(Hereinafter: the “Delta”)

On the One Part;

AND BETWEEN:	Kardan Communications Ltd.
(Company No. 512051590)
of 154 Petach Tikvah Road, Tel Aviv
(Hereinafter: “Kardan”)

On the Second Part;

AND BETWEEN:	David Rivel
I.D. 65567117
of 24 Ha’aravah Road, Omer
(Hereinafter: “Rivel”)

On the Third Part;

WHEREAS:	Delta, Kardan and Rivel are shareholders of RRSat Global Communications Network Ltd. (Company No. 510896293) (Hereinafter: “Company”);

AND WHEREAS

The Company has commenced the process of promoting the offering of its shares to the public (hereinafter: “IPO”) and their registration for trading on the NASDAQ market in New York, United States of America;

AND WHEREAS

The parties wish to comprehensively set out in writing the agreements and understandings reached between them in connection with the transfer of their respective holdings in the Company subject to and following the completion of the IPO;

Therefore It Is Agreed, Declared And Stipulated Between The Parties As Follows:

1.                                      INTRODUCTION, HEADINGS AND DEFINITIONS

1.1                                 The Introduction to this Agreement forms part of this Agreement.

1.2                                 Headings to the sections of this Agreement are for convenience only and do not form part of this Agreement, nor is any meaning to be attributed to them in the interpretation of this Agreement and/or any section contained herein.

1.3                                 For the purpose of this Agreement: “Holding” is given the same meaning as under the Securities Law 5728 – 1968.

2.                                      RESTRICTIONS ON TRANSFERRING SHARES IN THE COMPANY

From the commencement of this Agreement, as specified in section 3.1, the transfer and/or sale of shares of the Company held by Delta and/or Kardan (hereinafter jointly: “Main Shareholders”), will be subject to the terms of this section 2. For the avoidance of doubt, all transfers or sales of shares and/or other securities of the Company by the Main Shareholders in breach of the terms of this Agreement will be considered null and void.

2.1                                 In the event that any one of the Main Shareholders wishes to transfer its shares, in whole or in part, to a third party (hereinafter: “Seller” and “Buyer” respectively), the Seller will provide written notice to all parties to this Agreement, stating the amount of shares to be offered for sale (hereinafter: “Offered Shares”), the price and conditions that have been agreed in writing between the Seller and the third party acting as a voluntary purchaser in good faith (hereinafter: “Sale Notice”), and shall offer to sell the shares of the other parties to this Agreement as part of the same sale offer and on the same conditions.

2.2                                 Each of the other parties to this Agreement will be entitled to serve notice on the Seller, within 14 days from receiving the Sale Notice, of its intention to participate in the sale aforesaid at the price and on the conditions set out in the Sale Notice (hereinafter: “Notice of Joining”).

2.3                                 If the parties are not able to sell their full Holdings as aforesaid, the Seller and other parties to this agreement that have requested to sell their shares, will be entitled to sell a part of their shares in the sale offer, according to their Pro-rata Holding at the time.

For the purpose of this section: The “Pro-rata Holding” of each party is the amount of shares held by a party in relation to the total amount of shares held by the other parties who wish to sell their Holdings in the Company at the same time.

For example, if Delta holds 120 shares, Kardan 80 shares and Rivel 50 shares. In the event that Kardan requests to sell its full Holding and Rivel does not wish to join the sale aforesaid (on the premise that the Seller does not wish to acquire more than Kardan’s Holding), then 80 shares will be sold, from it 48 shares from Delta’s Holdings (representing its Pro-rata Holding of 60%), and 32 shares by Kardan (representing its 40 % Pro-rata Holding). If Rivel elects to join the sale, 80 shares will be sold, from them 38 shares from Holdings of Delta (representing its 48% Pro-rata Holding) 26 shares from Holdings of Kardan (representing its 32% Pro-rata Holding) and 16 shares from the Holdings of Rivel (representing its 20% Pro-rata Holding).

2.4                                 If at the end of the 14 day period aforesaid, no Notice of Joining has been received, the Seller will be entitled, for a further 75 days thereafter, to sell the Offered Shares at a price no less and on terms no less favorable than those specified in the Notice of Sale. If the shares aforementioned were not sold by the end of the seventy five (75) day period, the Seller will only be entitled to resell those shares, at every further instance, in accordance with the terms of clause 2 aforementioned.

2.5                                 The right to participate in the sale of shares pursuant to clause 2 aforesaid will not apply in the following instances, as follows:

2.5.1                        The sale of shares on the stock exchange by any one of the Main Shareholders;

2.5.2                        The transfer of shares from any of the Main Shareholders to a corporation (hereinafter: “Transferee”) which is controlled by the transferor or to a parent company of the transferor (hereinafter: “Parent Company”) or to a subsidiary of the Parent Company, and only if the transfer was solely completed in good faith and not for the purpose of circumventing the rights of joining, subject to any Transferee abovementioned accepting all of the obligations contained in this Agreement.

If a transfer of shares has been made in accordance with this sub-clause, control to the Transferee shall not be transferred so long as the Transferee holds shares in the Company.

For the purpose of this clause, “control” is given the same meaning as under the Securities Law 5728 – 1968.

3.                                      TERM OF THE AGREEMENT

3.1                                 This Agreement will come into force (including all the rights and obligations contained herein) upon completion of the IPO, being the day that the shares of the Company are registered for trading on the NASDAQ market in New York, United States of America (hereinafter: “Condition Precedent” and the “Fixed Date” as applicable) and shall continue for an initial period of three years from the Fixed Date (hereinafter: “Initial Period”). At the completion of each year following the Initial Period, the Initial Period will be extended for a further year (hereinafter: “Further Term”). Notwithstanding the aforementioned, each of the parties will be entitled to provide written notice to each of the other parties advising of its non-extension of the agreement for a further year, such written notice to be delivered at least 90 days before the end of the Initial Period or the Further Term, as applicable, and in such a case, the Agreement shall be ended at the end of the Initial Period or Further Term, as applicable.

3.2                                 Despite the aforementioned, if for whatever reason the Condition Precedent is not fulfilled within four (4) months from the day this Agreement is signed, this Agreement will become null and void and no party will be entitled to bring a claim or complaint against another party.

3.3                                 This Agreement will terminate (all rights and obligations) in relation to a party, upon such party reducing its proportion of Holdings in the Company as aforementioned below 10% of the issued share capital of the Company.

4.                                      GENERAL

4.1                                 This Agreement hereto constitute the full and entire understanding and agreement between the parties and cancels any previous agreements and understandings, in writing or oral, that may have been reached between the parties with regard to the subject matters hereof and thereof. For the avoidance of doubt it is clarified that the aforementioned does not derogate, in any way whatsoever, from the validity of the cooperation agreement entered into by Delta and Rivel in reliance on the signing of this Agreement.

4.2                                 The addresses of the parties is as specified in the introduction herein. Any notice to be delivered from one party to another according to the address details specified above will be considered as if it has arrived to the addressee, if sent in the post, 3 business days following its delivery to the Post Office as registered post, if hand delivered – immediately upon delivery, if sent by electronic mail or facsimile – on the day it is received, and only if the sender confirms by phone that the item has been received.

4.3                                 No waiver, extension, derogation or avoidance of one party’s obligations under this Agreement will constitute a waiver of another parties’ rights and will not act to prevent the bringing of any cause of action.

4.4                                 Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties.

4.5           For the avoidance of doubt, this Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the appropriate court in Tel-Aviv, Israel, and agrees not to assert any objections to the jurisdiction thereof.

In Witness Hereof The Parties Have Hereto Set Their Hands

- Signed -
David Rivel

- Signed -
Del-Ta Engineering Equipment Ltd.

- Signed -
Kardan Communications Ltd.